Exhibit 99.1

February 2017

cbbank.com

Safe Harbor

Certain matters set forth herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations and our future financial position and operating results. Words such as “will likely result, “aims”, “anticipates”, “believes”, “could”, “estimates”, “expects”, “hopes”, “intends”, “may”, “plans”, “projects”, “seeks”, “should”, “will” and variations of these words and similar expressions help to identify these forward looking statements, which involve risks and uncertainties. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance and/or achievements to differ materially from those projected. These risks and uncertainties include, but are not limited to, local, regional, national and international economic and market conditions and events and the impact they may have on us, our customers and our assets and liabilities; our ability to attract deposits and other sources of funding or liquidity; supply and demand for real estate and periodic deterioration in real estate prices and/or values in California or other states where we lend, including both residential and commercial real estate; a prolonged slowdown or decline in real estate construction, sales or leasing activities; changes in the financial performance and/or condition of our borrowers, depositors or key vendors or counterparties; changes in our levels of delinquent loans, nonperforming assets, allowance for loan losses and charge-offs; the costs or effects of acquisitions or dispositions we may make, whether we are able to obtain any required governmental approvals in connection with any such acquisitions or dispositions, and/or our ability to realize the contemplated financial or business benefits associated with any such acquisitions or dispositions; our ability to realize cost savings in connection with our proposed acquisition of Valley Commerce Bancorp within expected time frames or at all, whether governmental approvals for the proposed transaction will be obtained within expected time frames or ever and whether the conditions to the closing of the proposed transaction, including approval by Valley Commerce’s shareholders, are satisfied; the effect of changes in laws, regulations and applicable judicial decisions (including laws, regulations and judicial decisions concerning financial reforms, taxes, banking capital levels, consumer, commercial or secured lending, securities and securities trading and hedging, bank operations, compliance, fair lending, employment, executive compensation, insurance, cybersecurity, vendor management and information security) with which we and our subsidiaries must comply or believe we should comply or which may otherwise impact us; changes in estimates of future reserve requirements and minimum capital requirements based upon the periodic review thereof under relevant regulatory and accounting requirements, including changes in the Basel Committee framework establishing capital standards for credit, operations and market risk; inflation, interest rate, securities market and monetary fluctuations; changes in government interest rates or monetary policies; changes in the amount and availability of deposit insurance; disruptions in the infrastructure that supports our business and the communities where we are located, which are concentrated in California, involving or related to physical site access, cyber incidents, terrorist and political activities, disease pandemics, catastrophic events, natural disasters, such as earthquakes, or drought, extreme weather events, electrical, environmental, computer servers, and communications or other services we use, or that affect our employees or third parties with whom we conduct business; or theft or loss of Company or customer data or money; political instability; acts of war or terrorism, or natural disasters, such as earthquakes, drought, or the effects of pandemic diseases; the timely development and acceptance of new banking products and services and the perceived overall value of these products and services by our customers and potential customers; the Company’s relationships with and reliance upon vendors with respect to the operation of certain of the Company’s key internal and external systems and applications; changes in commercial or consumer spending, borrowing and savings preferences or behaviors; technological changes and the expanding use of technology in banking (including the adoption of mobile banking and funds transfer applications); our ability to retain and increase market share, retain and grow customers and control expenses; changes in the competitive environment among financial and bank holding companies, banks and other financial service providers; competition and innovation with respect to financial products and services by banks, financial institutions and non-traditional providers including retail businesses and technology companies, volatility in the credit and equity markets and its effect on the general economy or local or regional business conditions; fluctuations in the price of the Company’s common stock or other securities; and the resulting impact on the Company’s ability to raise capital or make acquisitions, the effect of changes in accounting policies and practices, as may be adopted from time-to-time by our regulatory agencies, as well as by the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard-setters; changes in our organization, management, compensation and benefit plans, and our ability to retain or expand our workforce, management team and/or our board of directors; the costs and effects of legal, compliance and regulatory actions, changes and developments, including the initiation and resolution of legal proceedings (including securities, consumer or employee class action litigation), regulatory or other governmental inquiries or investigations, and/or the results of regulatory examinations or reviews; our ongoing relations with our various federal and state regulators, including the SEC, Federal Reserve Board, FDIC and California DBO; our success at managing the risks involved in the foregoing items and all other factors set forth in the Company’s public reports, including its Annual Report on Form 10-K for the year ended December 31, 2015, and particularly the discussion of risk factors within that document. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law. Any statements about future operating results, such as those concerning accretion and dilution to the Company’s earnings or shareholders, are for illustrative purposes only, are not forecasts, and actual results may differ.

cbbank.com

CVB Financial Corp. (CVBF)

Total Assets:    $8.1Billion

Gross Loans:    $4.4Billion

Total Deposits (Including Repos):    $6.9Billion

Total Equity:    $1.0Billion

Largest financial institution headquartered in the Inland Empire region of Southern California. Founded in 1974

Source: Q4 2016 earnings release & company filings cbbank.com 3

Experienced Leadership

Name	Position	Banking Experience	CVBF Service
Christopher D. Myers	President & CEO	32 Years	10 Years
E. Allen Nicholson	Executive Vice President Chief Financial Officer	21 Years	New
Dave F. Farnsworth	Executive Vice President Chief Credit Officer	32 Years	New
David C. Harvey	Executive Vice President Chief Operations Officer	26 Years	7 Years
David A. Brager	Executive Vice President Sales Division	28 Years	14 Years
R. Daniel Banis	Executive Vice President CitizensTrust	34 Years	4 Years
Yamynn DeAngelis	Executive Vice President Chief Risk Officer	37 Years	29 Years
Eileen Lyon	Executive Vice President General Counsel	29 Years	New

cbbank.com 4

Board of Directors

Name    CVBF Experience Age

Ray O’Brien—Chairman    4 Years60

George Borba Jr.—Vice Chairman    3 Years49

Steve Del Guercio    4 Years55

Robert Jacoby    11 Years75

Kristina Leslie    1 Year 51

Hal Oswalt    2 Years68

Anna Kan     New43

Chris Myers—CEO    10 Years54

cbbank.com 5

Who is CVB Financial Corp.?

cbbank.com

Largest Bank Holding Companies

Headquartered in California

Rank    Name Asset Size (12/31/16)

1    Wells Fargo & Company $1,930,115

2    First Republic Bank* $73,278

3    SVB Financial Group $44,684

4    East West Bancorp $34,789

5    Pacwest Bancorp $21,870

,

7    Hope Bancorp, Inc. $13,442

8    Banc of California, Inc. $11,030

9    VBCVB Financial Corp. $8,074

10    Opus Bank* $7,883

* Bank only, no holding company

Source: SNL Financial    In millions

cbbank.com    7

Other Bank Accomplishments & Ratings

159 Consecutive Quarters of Profitability

109 Consecutive Quarters of Cash Dividends

Ranked #1 Forbes, 2016 Best Banks in America (January 2016)

Ranked Top 5 Bank in US three consecutive years*

Bank Director, 2016 Bank Performance Scorecard (July 12, 2016)

BauerFinancial Report

Five Star Rating (September 2016)

86 Consecutive Quarters

Fitch Rating

BBB (September 2016)

*As ranked among domestic banks with $5 to $50 billion in assets

cbbank.com

Our Markets

cbbank.com

Existing Locations

42 Business Financial Centers

8 Commercial Banking Centers

3 CitizensTrust Locations

Santa Barbara

Ventura

Corporate Office

Business Financial Centers Commercial Banking Centers CitizensTrust

New Acquisition

Valley Commerce Bancorp ‘VCBP’

cbbank.com

Transaction Highlights

$23.4 million in cash(1)

1,942,673 shares of CVBF stock issued (2)

Transaction     Aggregate merger consideration of $76.3 million(3), including a

Structure     special dividend(4) paid to VCBP shareholders

Implied consideration mix of approximately 62% stock and 38%

cash(1)(2)

Pro Forma     98.5% CVBF / 1.5% VCBP(2)(3)

Ownership

Customary regulatory approvals

Approvals     Special meeting of VCBP shareholders on February 16, 2017

Anticipated     February 28, 2017

Closing

(1) Does not include special dividend.

(2) Number of shares of CVBF common stock issued is fixed, subject to pricing collar requiring aggregate merger consideration of not less than $50,597,000 and not more than $62,253,000.

(3) Stock consideration based on CVBF’s closing stock price of $22.93 as of 12/31/2016 and 1,694,438 shares of CVBF stock issued to VCBP.

(4) Assumes VCBP’s equity exceeding the minimum equity target is paid to VCBP shareholders through a special dividend prior to close. Estimated special dividend assumes the exercise of all outstanding stock options and is based on VCBP common equity as of 12/31/2016.

cbbank.com

Pro Forma Branch Footprint

CVBF (50)

VCBP (4)

Source: SNL Financial.

cbbank.com 13

Financial Impact

Deal value/ tangible book value (1) of 1.22x

Deal value / adjusted tangible book value(2) of 1.68x

Valuation

Multiples     Deal value/ last twelve months earnings of 14.9x

Deal value (with special dividend(2))/ last twelve months earnings of 18.3x

Earnings accretion in 2017(3)

Tangible book value dilution of approximately 1%

Financial

Results     Tangible book value earnback period of less than 3 years

Internal rate of return in excess of 15%

(1) Based on tangible book value as of 12/31/2016.

(2) Assumes VCBP’s equity exceeding the minimum equity target is paid to VCBP shareholders through a special dividend prior to close. Estimated special dividend assumes the exercise of all outstanding stock options and is based on VCBP common equity as of 12/31/2016.

(3) Excludes one-time transaction costs.

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Financial Performance

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Deposits*

# of Center    Total DepositsTotal Deposits

(000’s)    Locations (12/31/15)(12/31/16)

Los Angeles County    18 $2,423,655$2,517,252

Inland Empire    9 $1,989,432$2,090,209

(Riverside & San Bernardino Counties)

Orange County    9 $964,868$1,075,402

Central Valley    8 $912,532$927,572

Ventura & Santa Barbara Counties    5 $11,293$264,959

Other    1 $306,184$37,314

Total    50 $6,607,964$6,912,708

Average Cost of Deposits (Year-to-Date)    0.10% 0.11%

*Includes Customer Repurchase Agreements

cbbank.com    16

Total Deposits*

$8,500,000

$7,500,000

$6,500,000

$5,500,000

$4,500,000

$3,500,000

$2,500,000

$1,500,000

$500,000

(000’s) Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4

2010    2011 20122013201420152016

Non-Int Bearing Dep    Interest Bearing Deposits*

*Interest Bearing Deposits includes REPOs

cbbank.com     17

Deposit Cost Comparison

1.00%

CVBFPeers

0.90%

0.80%

0.70%

0.60%

0.50%

0.40%

0.30%

0.20%

0.10%

0.00%

Q1Q2 Q3 Q4 Q1Q2 Q3    Q4 Q1Q2 Q3 Q4Q1Q2 Q3 Q4Q1Q2 Q3 Q4Q1Q2 Q3 Q4Q1Q2 Q3 Q4

2010    2011 20122013201420152016

Source: Q2 2016 earnings release & other company filings, SNL Financial—peers represent public CA , AZ, HI, NV, OR & WA banks with assets $2—$25 billion.

cbbank.com

Total Loans*

# of Center    Total Loans*

Loans per

Locations    (12/31/2016)

(000’s)     Location

Los Angeles County    18 $90,397$1,627,137

Central Valley    8 $105,964$847,713

Inland Empire

(Riverside & San Bernardino Counties)    9 $78,181$703,627

Orange County    9 $65,545$589,905

Ventura/Santa Barbara Counties    6 $44,328$265,969

Other     $369,173

Total$4,403,524

*Prior to MTM discount, loan fees, loan loss reserve and loans held-for-sale

cbbank.com     19

Total Loans*

$4,600,000

$4,400,000

$4,200,000

$4,000,000

$3,800,000

$3,600,000

$3,400,000

$3,200,000

$3,000,000

$2,800,000

$2,600,000

$2,400,000

$2,200,000

$2,000,000

Q1 Q2Q3    Q4Q1 Q2Q3 Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4

(000’s)

2010    201120122013201420152016

TotalLoans*

*Starting in the 4th quarter of 2014, covered and non-covered loans are combined (Purchase Credit Impaired or PCI) Before deferred loan fees, discount on PCI loans, and loans held-for-sale Includes covered and non-covered loans for all periods presented

cbbank.com

Loan Portfolio Composition

Total Loans by Type

Municipal Lease

Finance

Other, 1.8%    Receivables,

1.5%    Dairy, Livestock &

SFR Mortgage,     Agribusiness,

5.7%     7.7%

Multi-Family, 6.3%     Commercial &

Industrial, 11.5%

Construction RE,

1.9%

Commercial RE-

Non-Owner,

39.3%    Commercial RE -

Owner

Occupied, 24.3%

Source: Q4 2016 earnings release & company reports

cbbank.com     21

Credit Quality

cbbank.com

Non-Performing    Assets*

$200,000

$180,000

$160,000

$140,000

$120,000

$100,000

$80,000

$60,000

$40,000

$20,000

$-

Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1    Q2 Q3 Q4Q1 Q2 Q3 Q4

(000’s)    2009 2010 2011 2012 2013201420152016

Non-Performing Loans    OREO

*Non-Covered assets | Starting in the 4th quarter of 2014, covered and non-covered assets are combined

cbbank.com     23

Classified Loans*



$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
(000's)
Q1 Q2 Q3 Q4
2009
2010
2011
2012
2013
2014
2015
2016

*Non-Covered loans | Starting in the 4th quarter of 2014, covered and non-covered loans are combined

cbbank.com

24

Loans:    Net Charge-Offs*

-$10,000

$0

2009    2010201120122013201420152016

$10,000

$20,000

$30,000

January 2012 – December2016 = $12,426 Net Recoveries

$40,000

$50,000

$60,000

$70,000

(000’s)    Net Charge-Offs/Recoveries

*Non-Covered | Starting in the 4th quarter of 2014, covered and non-covered loans are combined

cbbank.com     25

Profits

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Net Income

$110,000

$100,000

$90,000

$80,000

$70,000

$60,000

$50,000

$40,000

$30,000

$20,000

$10,000

$-

(000’s)    2007 200820092010201120122013201420152016

Net Income After Taxes

$20.4 million FHLB prepayment charge

$13.9 million FHLB prepayment charge

cbbank.com     27

Earnings

(000’s)    2012 2013201420152016

Net Interest Income    $236,950 $216,266$236,514$252,942$257,074

Recapture of Provision

for Loan Losses     ,,,,

Other Operating

Income/Expenses (Net)    ($122,257) ($88,741)($89,817)($107,176)($101,188)

Income Taxes    ($37,413) ($48,667)($58,776)($52,221)($60,857)

Net Profit After Tax    $77,280 $95,608$104,021$99,145$101,429

$20.4 million FHLB prepayment charge

$13.9 million FHLB prepayment charge cbbank.com 28

Net Interest Margin

4.25%

4.00%

3.75%

3.50%

3.25%

3.00%

2.75%

2.50%

2.25%

2.00%

1.75%

1.50%

Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4

2007    2008 20092010201120122013201420152016

Normalized*

*Normalized tax equivalent excludes accretion on covered loans (Purchase Credit Impaired)

cbbank.com     29

Efficiency & Expenses

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Efficiency Ratio

90.00%

80.00%

.

60.00%

50.00%    47.30%

40.00%

30.00%

20.00%

10.00%

0.00%

Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4    Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4

2011    20122013201420152016

Efficiency Ratio

$    20.4 million FHLB prepayment charge

$    13.9 million FHLB prepayment charge

cbbank.com     31

Non-Interest Expense as a % of Average

Assets

3.50%

3.00%

2.50%

2.00%    1.72%

1.50%

1.00%

0.50%

.

Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4

2011    20122013201420152016

Non-Interest Expense as a % of Average Assets

$    20.4 million FHLB prepayment charge

$    13.9 million FHLB prepayment charge

cbbank.com     32

Capital

cbbank.com

Capital Ratios

Tier 1 Risk-based Capital Ratio Total Risk-based Capital Ratio Common Equity Tier 1 Capital Ratio Tier 1 Leverage Ratio

* CVB Financial Corp. – Consolidated

Adequately    Well-Capitalized December 31,

Capitalized Ratio    Ratio 2016*

6.0%    8.0% 16.9%

8.0%    10.0% 18.2%

4.5%    6.5% 16.5%

4.0%    5.0% 11.5%

cbbank.com

Securities & Investments

cbbank.com

Securities Portfolio*

—$3.2 Billion—

Yield on securities

portfolio = 2.31%

for the 4th Quarter 2016

$2.27 Billion    $911.7 Million

*Available For Sale     *Held to Maturity

Municipal

Municipal    Bonds,

CMO’s /    Bonds 3.5% CMO’s /31.9%

REMIC’s 15.3%    Government REMIC’s,

Agency/GSEs    26.8%

and other

0.4%

Government

MBS,    Agency &

MBS 80.8%    21.3% GSEs, 20.0%

Source: Q4 2016 earnings release | Yield on securities represents the fully taxable equivalent

cbbank.com     36

Securities Portfolio*
$2.27 Billion

Mark-to-Market (Pre-tax)



$100,000
$80,000
$60,000
$40,000
$20,000
$0
-$20,000
$14,592
Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4
2011
2012
2013
2014
2015
2016
(000's)

*Available For Sale

cbbank.com 37

‘CVBF’ Assets & Liabilities

12/31/16

$8.1 Billion     12/31/16

$7.1 Billion

Borrowings

Other0.7%Subordinated Junior

LiabilitiesDebentures

Securities    1.3%0.4%

39.4%

Loans, net

53.7%

Fed

Balance*

Goodwill &    0.6% Total

Intangibles    Other Deposits**

1.2%    5.1% 97.6%

*Includes overnight funds held at the Federal Reserve, Interest earning—due from Correspondent Banks, other short-term money market accounts or certificates of deposit **Includes Customer Repurchase Agreements

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Yield    on Securities vs. Yield on Loans

6.00%

5.46%

5.00%

5.17%    4.49%

4.00%

3.00%

2.31%

2.00%

1.00%

0.00%

Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4

2009    2010 201120122013201420152016

Yield on Loans*    Yield onSecurities**

*Excluding Discount Accretion on PCI loans

**Includes Available for Sale and Held to Maturity, TE

cbbank.com     39

Our Growth Strategy

cbbank.com

Our Vision

Citizens Business Bank will strive to become the premier financial services company operating throughout the state of California, servicing the comprehensive financial needs of successful small to medium sized businesses and their owners.

cbbank.com 41

Target Customer

The best privately-held and/or family-owned businesses throughout California

Annual revenues of $1-200 million

Top 25% in their respective industry

Full relationship banking

Build 20-year relationships

cbbank.com 42

Three    Areas of Growth

Same StoreDeNovo

SalesSan DiegoOxnard

(2014)(2015)

Santa Barbara

(2015)

Acquisitions

AmericanCounty

Security BankCommerce Bank

(2014)Valley(2016)

Business Bank (deal anticipated to close Feb 2017)

cbbank.com 43

Acquisition Strategy

—Banks—

Target size: $200 million to $2 billion in assets

Financial & Strategic

In-market and/or adjacent geographic market (California)

—Banking Teams—

In-market & ‘new’ markets

cbbank.com 44

2017 De Novo

San Diego (Downtown)

Loan Production Office

cbbank.com 45

2016/2017 ‘Critical Few’

Quality Loan Growth

Expand Our Footprint

DeNovo Growth

Acquisition

Relationship Banking

Cyber Security

Recruit, Retain & Train Key People

cbbank.com 46

Copy of presentation at www.cbbank.com

cbbank.com

Additional Information About the Proposed Transaction and Where to Find It

In connection with the proposed acquisition of Valley Commerce Bancorp (VCBP) by CVB, CVB has filed with the SEC a Registration Statement on Form S-4 (File No. 333-214576) that includes a Proxy Statement of VCBP and a Prospectus of CVBF, as well as other relevant documents concerning the proposed transaction. The final proxy statement/prospectus is being distributed to the shareholders of VCBP in connection with their vote on the proposed transaction.

SHAREHOLDERS OF VCBP ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY

STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

The Proxy Statement/Prospectus and other relevant materials, and any other documents CVBF filed with the SEC may be obtained free of charge at the SEC’s website, http://www.sec.gov, at the investor relations portion of CVBF’s website, https://www.cbbank.com, by contacting Myrna DiSanto, Investor Relations, CVB Financial Corp, 701 N Haven Avenue, Ontario, CA 91764 or by telephone at (909) 980-4030 or by contacting Allan W. Stone, President & Chief Executive Officer, Valley Commerce Bancorp, 701 West Main Street, Visalia, CA 93291 or by telephone at (559) 622-9000.

CVBF and VCBP and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of VCBP in connection with the merger. Information about the directors and executive officers of CVBF and their ownership of CVBF common stock is set forth in CVBF’s proxy statement filed with the SEC on April 4, 2016. Information about the directors and executive officers of VCBP is set forth in the Proxy Statement/Prospectus regarding the proposed transaction. This report does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.